Exhibit 99.1

Horizon Pharma plc Announces Exceptional Third-Quarter 2015 Financial Results and

Significantly Raises Full-Year 2015 Sales and Adjusted EBITDA Guidance

— Net Sales of $226.5 Million, Up 202 Percent —

— Adjusted EBITDA of $131.1 Million; GAAP Net Income of $3.3 Million —

— Adjusted Operating Cash Flow of $100.8 Million; GAAP Operating Cash Flow of $88.4 Million —

—$684.3 Million of Cash; Net Debt/LTM Adjusted EBITDA Leverage Ratio of 2.1x—

— Raises Full-Year 2015 Net Sales Guidance to $750 to $760 Million —

— Raises Full-Year Adjusted EBITDA Guidance to $350 to $360 Million —

DUBLIN, IRELAND – November 6, 2015 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its third-quarter 2015 financial results today.

Quarterly Financial Highlights

(in millions except for per share amounts and percentages)	Q3 15	Q3 14	% Change	9M 15	9M 14	% Change
Net sales	$226.5	$75.1	202	$512.5	$193.1	165
Net income (loss)	3.3	2.1	57	15.5	(232.0)	NM
Adjusted non-GAAP net income	117.0	19.4	503	203.4	46.2	340
Adjusted EBITDA	131.1	22.1	493	239.7	52.3	358
Earnings (loss) per share—basic	$0.02	$0.03	-33	$0.11	$(3.17)	NM
Adjusted non-GAAP earnings per share—basic	0.74	0.25	196	1.40	0.63	122
Earnings (loss) per share—diluted	0.02	0.02	—	0.10	(3.17)	NM
Adjusted non-GAAP earnings per share—diluted	0.70	0.19	268	1.32	0.48	175

“Our business fundamentals have never been better, we significantly exceeded expectations on net sales, adjusted EBITDA and adjusted diluted earnings per share and our cash flow generation continues to be very strong,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “As a result, we are significantly raising our full-year 2015 net sales and adjusted EBITDA guidance. Additionally, our Phase 3 trial for ACTIMMUNE in Friedreich’s ataxia is more than 30 percent enrolled, on track to complete enrollment in the second quarter of 2016 and we continue to expect results by the end of 2016.”

Horizon Pharma Increases 2015 Full-Year Guidance

	Prior Guidance	New Guidance
Net sales	$660 to $680 million	$750 to $760 million
Adjusted EBITDA	$265 to $280 million	$350 to $360 million

Third-Quarter and Nine-Month 2015 Net Sales Results

(in millions except for percentages)	Q3 15	Q3 14	% Change	9M 15	9M 14	% Change
Primary Care	$147.6	$66.0	124	$341.2	$174.1	96
DUEXIS®	56.9	22.8	150	130.0	54.5	139
VIMOVO®	46.8	43.2	8	119.6	119.6	0
PENNSAID® 2% (1)	43.9	—	NM	91.6	—	NM
Orphan	66.1	2.7	2343	139.6	2.7	NM
ACTIMMUNE® (2)	28.7	2.7	962	79.4	2.7	NM
RAVICTI® (3)	33.4	—	NM	52.4	—	NM
BUPHENYL® (3)	4.0	—	NM	7.8	—	NM
Specialty	12.8	6.4	98	31.7	16.3	94
RAYOS®	11.7	5.7	106	29.2	12.9	126
LODOTRA®	1.1	0.7	36	2.5	3.4	-27

Total net sales	$226.5	$75.1	202	$512.5	$193.1	165

(1)	PENNSAID 2% was acquired on October 17, 2014. (2) ACTIMMUNE was acquired on September 19, 2014. (3) RAVICTI and BUPHENYL were acquired on May 7, 2015.

•	Third-quarter 2015 net sales of $226.5 million increased 202 percent compared to the third quarter of 2014 and 31 percent sequentially compared to the second quarter of 2015. This was driven by strong growth in each of Horizon’s business units: primary care, orphan and specialty, as well as the addition of new medicines to the orphan and primary care business units.

•	Orphan Business Unit: ACTIMMUNE sales of $28.7 million increased 11 percent sequentially compared to the second quarter of 2015. RAVICTI and BUPHENYL sales in the third quarter were $33.4 million and $4.0 million, respectively. The European Medicines Agency (EMA) adopted a positive opinion in September recommending a centralized marketing authorization for RAVICTI for use as an adjunctive therapy for Urea Cycle Disorders (UCDs). Horizon expects European approval for RAVICTI by the end of 2015 with the commercial launch expected in 2017. The orphan commercial organization continues to drive awareness of ACTIMMUNE and RAVICTI with both patients and physicians, and new patients continue to be steadily added to each medicine. In addition, enrollment in the STEADFAST Phase 3 trial for ACTIMMUNE in Friedreich’s ataxia is more than 30 percent completed, and trial results are expected by the end of 2016.

•	Primary Care Business Unit: DUEXIS sales of $56.9 million increased 150 percent compared to the third quarter of 2014 and 29 percent sequentially compared to the second quarter of 2015. VIMOVO sales of $46.8 million increased 8 percent compared to the third quarter of 2014 and 18 percent sequentially compared to the second quarter of 2015. PENNSAID 2% sales of $43.9 million increased 49 percent sequentially compared to second quarter 2015. Total prescriptions for the primary care business unit increased double digits sequentially compared to the second quarter of 2015, driven by differentiated clinical benefits and strong sales and marketing execution.

•	Specialty Business Unit: RAYOS sales of $11.7 million increased 106 percent compared to the third quarter of 2014 and 13 percent sequentially compared to the second quarter of 2015, as total prescriptions continue to accelerate. LODOTRA sales of $1.1 million increased 36 percent compared to the third quarter of 2014.

Third-Quarter 2015 Financial Results

Note: For additional detail and reconciliation of these non-GAAP amounts to the most directly comparable GAAP financial measures, please refer to the detailed tables at the end of this release.

	Q3 2015			Q3 2014
(in millions, except per share amounts)	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$226.5	$—	$226.5	$75.1	$—	$75.1
Gross profit	165.3	43.4	208.7	61.5	4.3	65.8
Research and development	13.1	(4.2)	8.9	4.2	(0.4)	3.8
Sales and marketing	52.0	(7.2)	44.8	31.1	(1.7)	29.4
General and administrative	54.5	(31.2)	23.3	38.1	(30.6)	7.5
Total operating expenses	119.6	(42.6)	77.0	73.4	(32.7)	40.7
Interest expense, net	20.3	(5.5)	14.8	5.2	(2.4)	2.8
Bargain purchase gain	—	—	—	22.2	(22.2)	—
Other expense, net	0.1	—	0.1	3.2	(3.2)	—
Expense (benefit) for income taxes	22.0	(22.2)	(0.2)	(3.0)	3.0	—
Net income	3.3	113.7	117.0	2.1	17.3	19.4
EBITDA (1)	99.0	32.1	131.1	15.1	7.0	22.1
Earnings per share—basic	$0.02	$0.72	$0.74	$0.03	$0.22	$0.25
Earnings per share—diluted	$0.02	$0.68	$0.70	$0.02	$0.17	$0.19

(1)	EBITDA is a non-GAAP measure.

•	Under U.S. generally accepted accounting principles (GAAP) in the third quarter of 2015, the gross profit ratio was 73.0 percent compared to 81.8 percent in the third quarter of 2014. The adjusted gross profit ratio in the third quarter of 2015 was 92.1 percent compared to 87.6 percent in the third quarter of 2014.

•	On a GAAP basis in the third quarter of 2015, total operating expenses were 52.8 percent of sales, research & development (R&D) expenses were 5.8 percent of sales, sales & marketing (S&M) expenses were 22.9 percent of sales and general & administration (G&A) expenses were 24.1 percent of sales. Adjusted total operating expenses in the third quarter of 2015 were 34.0 percent of sales, adjusted R&D expenses were 3.9 percent of sales, adjusted S&M expenses were 19.8 percent of sales and adjusted G&A expenses were 10.3 percent of sales. S&M expenses are expected to increase in the fourth quarter as the company further expands its sales and marketing efforts to support continued strong growth.

•	On a GAAP basis in the third quarter of 2015, net income was $3.3 million compared to $2.1 million in the third quarter of 2014. Adjusted net income in the third quarter of 2015 was $117.0 million, or 51.7 percent of sales, compared to $19.4 million, or 25.8 percent of sales, in the third quarter of 2014.

•	On an unadjusted basis in the third quarter of 2015, EBITDA was $99.0 million. Adjusted EBITDA in the third quarter of 2015 was $131.1 million, or 57.9 percent of sales, compared to $22.1 million, or 29.4 percent of sales, in the third quarter of 2014.

•	On a GAAP basis in the third quarter of both 2015 and 2014, diluted earnings per share were $0.02. Adjusted diluted earnings per share in the third quarter of 2015 were $0.70, representing growth of 268 percent compared to the third quarter of 2014 diluted earnings per share of $0.19. Weighted average shares outstanding used for calculating earnings per share in the third quarter of 2015 were 159.0 million and 166.8 million for basic and diluted earnings per share, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the third quarter of 2015, operating cash flow was $88.4 million. Adjusted operating cash flow in the third quarter of 2015 was $100.8 million, which excludes cash payments for transaction-related costs.

•	The company had cash and cash equivalents of $684.3 million as of September 30, 2015, an increase of $17.2 million from June 30, 2015. This increase in the cash balance is significantly less than the cash flow from operations during the third quarter primarily due to $71.8 million used to acquire shares of Depomed, Inc. during the quarter.

•	Total principal amount of debt outstanding was $1.274 billion as of September 30, 2015, which is comprised of $475 million in 6.625 percent senior notes due 2023, $399 million in senior secured term loans due 2021, and $400 million of 2.5 percent exchangeable senior notes due 2022.

•	As of September 30, 2015, the company had a total debt to last 12 months (LTM) adjusted EBITDA leverage ratio of 4.6x and a net debt to LTM adjusted EBITDA leverage ratio of 2.1x.

Conference Call

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 62744788

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 62744788

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as adjusted net income, adjusted net income per share, adjusted gross profit and gross profit ratio, adjusted operating and other expenses and adjusted cash from operations, each of which include adjustments to GAAP figures. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition transaction related expenses, loss on debt extinguishment, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2015 financial results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided reconciliation of an expected adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected, either due to the significant impact of changes in Horizon’s stock price on share-based compensation, the variability associated with acquisition-related expenses due to timing and other factors.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s expected full-year 2015 net sales and adjusted EBITDA guidance, the status of Horizon’s business fundamentals, expected financial performance in future periods, expected timing of clinical and regulatory events; and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual full-year 2015 financial and operating results may differ from its expectations; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payors and risks relating to the success of Horizon’s patient support program; risks associated with clinical development and regulatory approvals; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Investors:

John B. Thomas

Executive Vice President, Corporate Strategy and Investor Relations

jthomas@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

tventura@horizonpharma.com

U.S. Media Contact:

Geoff Curtis

Group Vice President, Corporate Communications

gcurtis@horizonpharma.com

Ireland Media Contact:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Horizon Pharma plc

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
REVENUES:
Net sales	$226,544	$75,126	$512,506	$193,114
Cost of goods sold	61,250	13,644	151,929	46,073

Gross profit	165,294	61,482	360,577	147,041

OPERATING EXPENSES:
Research and development	13,073	4,223	28,176	10,601
Sales and marketing	51,973	31,111	157,092	86,932
General and administrative	54,516	38,109	157,986	66,982

Total operating expenses	119,562	73,443	343,254	164,515

Operating income (loss)	45,732	(11,961)	17,323	(17,474)

OTHER (EXPENSE) INCOME, NET:
Interest expense, net	(20,300)	(5,194)	(49,780)	(13,608)
Foreign exchange loss	(86)	(2,754)	(1,010)	(3,076)
Bargain purchase gain	—	22,171	—	22,171
Loss on derivative fair value	—	—	—	(214,995)
Loss on induced conversion of debt and debt extinguishment	—	—	(77,624)	—
Other expense, net	(90)	(3,241)	(10,159)	(8,241)

Total other (expense) income, net	(20,476)	10,982	(138,573)	(217,749)

Profit (loss) before expense (benefit) for income taxes	25,256	(979)	(121,250)	(235,223)
EXPENSE (BENEFIT) FOR INCOME TAXES	21,979	(3,042)	(136,788)	(3,267)

NET INCOME (LOSS)	$3,277	$2,063	$15,538	$(231,956)

Earnings (loss) per share—basic	$0.02	$0.03	$0.11	$(3.17)

Weighted average shares outstanding—basic	159,035,580	78,392,971	145,208,252	73,109,603

Earnings (loss) per share—diluted	$0.02	$0.02	$0.10	$(3.17)

Weighted average shares outstanding—diluted	166,830,800	85,687,267	154,005,671	73,109,603

Horizon Pharma plc

Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	Sept. 30, 2015	Dec. 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$684,286	$218,807
Restricted cash	860	738
Accounts receivable, net	221,091	73,915
Inventories, net	17,729	16,865
Prepaid expenses and other current assets	16,466	14,370
Deferred tax assets, net	13,196	1,530

Total current assets	953,628	326,225

Property and equipment, net	10,380	7,241
Developed technology, net	1,650,553	696,963
In-process research and development	66,000	66,000
Other intangible assets, net	7,263	7,870
Goodwill	259,167	—
Long term investments	42,413	—
Deferred tax assets, net, non-current	—	18,761
Other assets	9,514	11,564

TOTAL ASSETS	$2,998,918	$1,134,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible debt, net	$—	$48,334
Long-term debt—current portion	4,000	—
Accounts payable	62,083	21,011
Accrued expenses	84,364	46,625
Accrued trade discounts and rebates	124,378	76,115
Accrued royalties—current portion	45,411	25,325
Deferred revenues—current portion	1,353	1,261
Deferred tax liabilities, net	—	721

Total current liabilities	321,589	219,392

LONG-TERM LIABILITIES:
Exchangeable notes, net	278,990	—
Long-term debt, net, net of current	858,021	297,169
Accrued royalties, net of current	125,272	48,887
Deferred revenues, net of current	9,570	8,144
Deferred tax liabilities, net, non-current	142,702	19,570
Other-long term liabilities	4,436	1,258

Total long-term liabilities	1,418,991	375,028

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 159,651,736 and 124,425,853 issued at September 30, 2015 and December 31, 2014 respectively, and 159,267,370 and 124,041,487 outstanding at September 30, 2015 and December 31, 2014, respectively.	16	13
Treasury stock, 384,366 ordinary shares at September 30, 2015 and December 31, 2014	(4,585)	(4,585)
Additional paid-in capital	2,000,292	1,269,858
Accumulated other comprehensive loss	(32,204)	(4,363)
Accumulated deficit	(705,181)	(720,719)

Total shareholders’ equity	1,258,338	540,204

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,998,918	$1,134,624

Horizon Pharma plc

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,277	$2,063	$15,538	$(231,956)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and intangible amortization expense	43,285	6,826	94,025	17,662
Share-based compensation	24,914	4,024	56,253	10,111
Royalty accretion	6,551	2,664	13,571	5,617
Royalty liability remeasurement	—	—	14,277	13,033
Bargain purchase gain	—	(22,171)	—	(22,171)
Loss on derivative revaluation	—	—	—	214,995
Loss on induced conversions of debt and debt extinguishment	—	—	21,581	—
Amortization of debt discount and deferred financing costs	5,480	2,421	13,328	7,087
Foreign exchange loss	86	2,754	1,010	3,076
Other	44	11	127	11
Changes in operating assets and liabilities:
Accounts receivable	(38,203)	(16,198)	(135,370)	(52,033)
Inventories	2,264	639	12,819	129
Prepaid expenses and other current assets	(4,180)	120	417	(2,091)
Accounts payable	36,609	4,575	38,213	10,555
Accrued trade discounts and rebates	(12,460)	16,644	35,136	46,113
Accrued expenses and accrued royalties	(5,440)	823	11,052	796
Deferred revenues	(635)	(686)	2,143	(324)
Deferred income taxes	24,859	(3,046)	(134,014)	(3,278)
Payment of original issue discount upon repayment of 2014 Term Loan Facility	—	—	(3,000)	—
Other non-current assets and liabilities	1,932	3	2,122	138

Net cash provided by operating activities	88,383	1,466	59,228	17,470

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	—	(179,220)	(1,022,361)	(179,220)
Proceeds from liquidation of available-for-sale investments	—	—	64,623	—
Purchases of long-term investments	(71,813)	—	(71,813)	—
Purchases of property and equipment	(2,233)	(800)	(4,514)	(1,837)
Change in restricted cash	(260)	—	(122)	—

Net cash used in investing activities	(74,306)	(180,020)	(1,034,187)	(181,057)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of Exchangable Senior Notes	—	—	387,181	—
Net proceeds from the issuance of 2023 Senior Notes	—	—	462,340	—
Net proceeds from the 2015 Term Loan Facility	(213)	—	391,506	—
Net proceeds from the 2014 Term Loan Facility	—	286,966	—	286,966
Repayment of the 2015 Term Loan Facility	(1,000)	—	(1,000)	—
Repayment of the 2014 Term Loan Facility	—	—	(297,000)	—
Net proceeds from the issuance of ordinary shares	—	—	475,627	—
Proceeds from the issuance of common stock in connection with warrant exercises	3,431	2,090	18,124	33,262
Proceeds from the issuance of common stock through ESPP programs	—	—	1,541	649
Proceeds from the issuance of common stock in connection with stock option exercises	714	107	4,602	1,704
Payment of employee withholding taxes relating to share-based awards	(378)	—	(2,334)	—
Proceeds from the settlement of capped call transactions	—	9,385	—	9,385

Net cash provided by financing activities	2,554	298,548	1,440,587	331,966

Effect of foreign exchange rate changes on cash	598	(64)	(149)	(78)

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,229	119,930	465,479	168,301
CASH AND CASH EQUIVALENTS, beginning of the period	667,057	128,851	218,807	80,480

CASH AND CASH EQUIVALENTS, end of the period	$684,286	$248,781	$684,286	$248,781

Horizon Pharma plc

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Adjusted Non-GAAP Net Income:
GAAP Net Income (Loss)	$3,277	$2,063	$15,538	$(231,956)
Non-GAAP Adjustments:
Remeasurement of royalties for products acquired through business combinations	—	—	14,277	13,033
Acquisition related costs	14,498	31,477	64,841	45,651
Loss on derivative revaluation	—	—	—	214,995
Loss on induced conversion of debt and debt extinguishment	—	—	77,624	—
Bargain purchase gain	—	(22,171)	—	(22,171)
Amortization and accretion:
Intangible amortization expense	41,707	6,413	91,217	16,469
Amortization of debt discount and deferred financing costs	5,480	2,421	13,328	7,087
Accretion of royalty liabilities	6,551	2,664	13,571	5,617
Amortizaton of inventory step-up adjustment	4,140	1,540	10,635	1,540
Share-based compensation	26,457	4,024	57,796	10,111
Depreciation expense	1,578	413	2,808	1,193
Royalties for products acquired through business combinations (1)	(8,854)	(6,366)	(20,890)	(12,062)

Total of pre-tax non-GAAP adjustments	91,557	20,415	325,207	281,463

Income tax adjustments (2)	22,178	(3,042)	(137,328)	(3,267)

Total of non-GAAP adjustments	113,735	17,373	187,879	278,196

Adjusted Non-GAAP Net Income	$117,012	$19,436	$203,417	$46,240

Adjusted Non-GAAP Earnings Per Share:
Weighted average shares—Basic	159,035,580	78,392,971	145,208,252	73,109,603

Adjusted Non-GAAP Earnings Per Share—Basic:
GAAP earnings (loss) per share—Basic	$0.02	$0.03	$0.11	$(3.17)
Non-GAAP adjustments	0.72	0.22	1.29	3.80

Adjusted Non-GAAP earnings per share—Basic	$0.74	$0.25	$1.40	$0.63

Weighted average shares—Diluted
Weighted average shares—Basic	159,035,580	78,392,971	145,208,252	73,109,603
Ordinary share equivalents	7,795,220	35,258,496	8,797,419	35,577,854

Weighted average shares—Diluted	166,830,800	113,651,467	154,005,671	108,687,457

Adjusted Non-GAAP Net Income—Diluted
Adjusted Non-GAAP Net Income	$117,012	$19,436	$203,417	$46,240
Add: Convertible debt interest expense, net of taxes	—	1,875	—	5,625

Adjusted Non-GAAP Net Income—Diluted	$117,012	$21,311	$203,417	$51,865

GAAP earnings (loss) per share—Diluted	$0.02	$0.02	$0.10	$(3.17)
Non-GAAP adjustments	0.68	0.20	1.22	3.81
Diluted earnings per share effect of ordinary share equivalents	—	(0.03)	—	(0.16)

Adjusted Non-GAAP earnings per share—Diluted	$0.70	$0.19	$1.32	$0.48

(1)	Royalties for products acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.
(2)	Adjustments to convert the income tax benefit/expense to the estimated amount of taxes that are payable in cash.

Horizon Pharma plc

Additional GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
EBITDA and Adjusted EBITDA:
GAAP Net Income (Loss)	$3,277	$2,063	$15,538	$(231,956)
Depreciation	1,578	413	2,808	1,193
Amortization and accretion:
Intangible amortization expense	41,707	6,413	91,217	16,469
Accretion of royalty liabilities	6,551	2,664	13,571	5,617
Amortization of deferred revenue	(490)	(156)	(753)	(478)
Amortizaton of inventory step-up adjustment	4,140	1,540	10,635	1,540
Interest expense, net (including amortization of debt discount and deferred financing costs)	20,300	5,194	49,780	13,608
Expense (benefit) for income taxes	21,979	(3,042)	(136,788)	(3,267)

EBITDA	$99,042	$15,089	$46,008	$(197,274)

Non-GAAP adjustments:
Remeasurement of royalties for products acquired through business combinations	—	—	14,277	13,033
Acquisition related costs	14,498	31,477	64,841	45,651
Loss on derivative revaluation	—	—	—	214,995
Loss on induced conversion and debt extinguishment	—	—	77,624	—
Bargain purchase gain	—	(22,171)	—	(22,171)
Share-based compensation	26,457	4,024	57,796	10,111
Royalties for products acquired through business combinations (1)	(8,854)	(6,366)	(20,890)	(12,062)

Total of Non-GAAP adjustments	$32,101	$6,964	$193,648	$249,557

Adjusted EBITDA	$131,143	$22,053	$239,656	$52,283

Non-GAAP Gross Profit:
GAAP net sales	$226,544	$75,126	$512,506	$193,114
GAAP cost of goods sold	61,250	13,644	151,929	46,073

GAAP gross profit	$165,294	$61,482	$360,577	$147,041

GAAP gross profit %	73.0%	81.8%	70.4%	76.1%
Non-GAAP Gross Profit:
GAAP gross profit	$165,294	$61,482	$360,577	$147,041
Non-GAAP gross profit adjustments:
Remeasurement of royalties for products acquired through business combinations	—	—	14,277	13,033
Intangible amortization expense (COGS only)	41,506	6,386	90,610	16,442
Accretion of royalty liabilities	6,551	2,664	13,571	5,617
Amortizaton of inventory step-up adjustment	4,140	1,540	10,635	1,540
Depreciation (COGS only)	65	90	268	264
Royalties for products acquired through business combinations (1)	(8,854)	(6,366)	(20,890)	(12,062)

Total of Non-GAAP adjustments	$43,408	$4,314	$108,471	$24,834

Non-GAAP gross profit	$208,702	$65,796	$469,047	$171,875

Non-GAAP gross profit %	92.1%	87.6%	91.5%	89.0%
Adjusted Operating Cash Flow:
GAAP cash provided by operating activities	$88,383	$1,466	$59,228	$17,470
Cash payments of acquistion related costs	12,464	34,142	49,152	43,150
Cash payments for induced debt conversion	—	—	10,472	—
Cash payment for debt extinguishment	—	—	45,367	—
Payment of original issue discount on debt extinguishment	—	—	3,000	—

Adjusted operating cash flow	$100,847	$35,608	$167,219	$60,620

(1)	Royalties for products acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL.

Horizon Pharma plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Three Months Ended September 30, 2015

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Acquisition related costs(1)	—	—	2,158	—	12,340	—	—	—	—	14,498
Amortization and accretion:
Intangible amortization expense(2)	—	41,505	—	202	—	—	—	—	—	41,707
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	5,480	—	—	—	5,480
Accretion of royalty liability(4)	—	6,551	—	—	—	—	—	—	—	6,551
Amortization of inventory step-up adjustment(5)	—	4,140	—	—	—	—	—	—	—	4,140
Stock-based compensation(6)	—	—	2,042	7,035	17,380	—	—	—	—	26,457
Depreciation expense(7)	—	65	—	—	1,513	—	—	—	—	1,578
Royalties for products acquired through business combinations(8)	—	(8,854)	—	—	—	—	—	—	—	(8,854)
Income tax adjustments(9)	—	—	—	—	—	—	—	—	22,178	22,178

Total of non-GAAP adjustments	—	43,407	4,200	7,237	31,233	5,480	—	—	22,178	113,735

Horizon Pharma plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Three Months Ended September 30, 2014

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Derivative Loss	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Bargain purchase gain(10)	—	—	—	—	—	—	—	(22,171)	—	(22,171)
Acquisition related costs(1)	—	—	—	—	28,255	—	—	3,222	—	31,477
Amortization and accretion:
Intangible amortization expense(2)	—	6,386	—	27	—	—	—	—	—	6,413
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	2,421	—	—	—	2,421
Accretion of royalty liability(4)	—	2,664	—	—	—	—	—	—	—	2,664
Amortization of inventory step-up adjustment(5)	—	1,540	—	—	—	—	—	—	—	1,540
Stock-based compensation(6)	—	—	354	1,654	2,016	—	—	—	—	4,024
Depreciation expense(7)	—	90	—	—	323	—	—	—	—	413
Royalties for products acquired through business combinations(8)	—	(6,366)	—	—	—	—	—	—	—	(6,366)
Income tax adjustments(9)	—	—	—	—	—	—	—	—	(3,042)	(3,042)

Total of non-GAAP adjustments	—	4,314	354	1,681	30,594	2,421	—	(18,949)	(3,042)	17,373

Horizon Pharma plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Nine Months Ended September 30, 2015

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Loss on induced conversion and debt extinguistment(11)	—	—	—	—	—	—	77,624	—	—	77,624
Acquisition related costs(1)	—	23	2,252	—	52,566	—	—	10,000	—	64,841
Amortization and accretion:
Intangible amortization expense(2)	—	90,609	—	608	—	—	—	—	—	91,217
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	13,328	—	—	—	13,328
Accretion of royalty liability(4)	—	13,571	—	—	—	—	—	—	—	13,571
Amortization of inventory step-up adjustment(5)	—	10,635	—	—	—	—	—	—	—	10,635
Remeasurement of royalties for products acquired through business combinations(12)	—	14,277	—	—	—	—	—	—	—	14,277
Stock-based compensation(6)	—	—	4,712	15,571	37,513	—	—	—	—	57,796
Depreciation expense(7)	—	268	—	—	2,540	—	—	—	—	2,808
Royalties for products acquired through business combinations(8)	—	(20,890)	—	—	—	—	—	—	—	(20,890)
Income tax adjustments(9)	—	—	—	—	—	—	—	—	(137,328)	(137,328)

Total of non-GAAP adjustments	—	108,493	6,964	16,179	92,619	13,328	77,624	10,000	(137,328)	187,879

Horizon Pharma plc

Certain Income Statement Line Items—Non-GAAP Adjusted

For the Nine Months Ended September 30, 2014

(Unaudited)

	Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Derivative Loss	Other (Income) Expense	Income Tax (Benefit) Expense	Total
Non-GAAP Adjustments (in thousands):
Bargain purchase gain(10)	—	—	—	—	—	—	—	(22,171)	—	(22,171)
Loss on derivative revaluation(13)	—	—	—	—	—	—	214,995	—	—	214,995
Acquisition related costs(1)	—	—	—	—	37,429	—	—	8,222	—	45,651
Amortization and accretion:
Intangible amortization expense(2)	—	16,442	—	27	—	—	—	—	—	16,469
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	7,087	—	—	—	7,087
Accretion of royalty liability(4)	—	5,617	—	—	—	—	—	—	—	5,617
Amortization of inventory step-up adjustment(5)	—	1,540	—	—	—	—	—	—	—	1,540
Remeasurement of royalties for products acquired through business combinations(12)	—	13,033	—	—	—	—	—	—	—	13,033
Stock-based compensation(6)	—	—	1,152	3,278	5,681	—	—	—	—	10,111
Depreciation expense(7)	—	270	—	—	923	—	—	—	—	1,193
Royalties for products acquired through business combinations(8)	—	(12,062)	—	—	—	—	—	—	—	(12,062)
Income tax adjustments(9)	—	—	—	—	—	—	—	—	(3,267)	(3,267)

Total of non-GAAP adjustments	—	24,840	1,152	3,305	44,033	7,087	214,995	(13,949)	(3,267)	278,196

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS—NON-GAAP ADJUSTED

(in thousands)

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of Vidara Therapeutics International Public Limited Company (“Vidara”) and Hyperion Therapeutics, Inc. (“Hyperion”), and its proposed acquisition of Depomed Inc. (“Depomed”), have been excluded as non-recurring items.

(2)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of VIMOVO, LODOTRA, RAYOS, ACTIMMUNE, RAVICTI and BUPHENYL.

(3)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(4)	Represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI and BUPHENYL royalties for the three and nine months ended September 30, 2015, and represents accretion expense associated with the ACTIMMUNE and VIMOVO royalties for the three and nine months ended September 30, 2014.

(5)	In connection with the Hyperion acquisition, the RAVICTI and BUPHENYL inventory was stepped up in value to $8,682 and during the three and nine months ended September 30, 2015, the Company recognized in cost of goods sold $4,140 and $7,481, respectively, of step-up inventory costs related to RAVICTI and BUPHENYL inventory sold. In connection with the Vidara acquisition, the ACTIMMUNE inventory was stepped up in value to $14,218 and during the third quarter of 2014, the Company recognized in cost of goods sold $1,540 of step-up inventory costs related to ACTIMMUNE. During the first quarter of 2015, the Company recognized in cost of goods sold the remaining $3,154 of step-up inventory costs related to ACTIMMUNE.

(6)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program, and its employee stock purchase plan.

(7)	Represents depreciation expense related to the Company’s property, equipment and leasehold improvements.

(8)	Royalties of $8,854 and $20,890 were incurred during the three and nine months ended September 30, 2015, respectively, based on each period’s net sales for VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL. Royalties of $6,366 and $12,062 were incurred during the three and nine months ended September 30, 2014, respectively, based on each period’s net sales for VIMOVO and ACTIMMUNE.

(9)	Represents adjustments to convert the income tax expense (benefit) to the estimated amount of taxes that are payable in cash.

(10)	The bargain purchase gain of $22,171 was the result of the Vidara acquisition. Identifiable assets and liabilities of Vidara, including identifiable intangible assets, were recorded based on their estimated fair values as of the date of the closing of the acquisition. The excess of the fair value of the net assets acquired over the value of consideration was recorded as a bargain purchase gain.

(11)	During the six months ended June 30, 2015, the Company recorded a loss on induced debt conversions of $77,624, which represented an early redemption payment of $45,366, the write-down of $21,581 in debt discount and deferred financing costs, $10,005 in additional exchange consideration to debt holders and $672 in expenses incurred in connection with the induced debt conversions. Following these induced debt conversions in the six months ended June 30, 2015, there were no convertible senior notes remaining outstanding.

(12)	At the time of the Company’s acquisition of the rights to VIMOVO, ACTIMMUNE, RAVICTI and BUPHENYL, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly over performs or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustments to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies.

During the second quarter of 2015, the Company recorded a charge of $14,277 to cost of goods sold to increase the amount of the contingent royalty liabilities relating to VIMOVO and ACTIMMUNE. During the second quarter of 2014, the Company recorded a charge of $13,033 to cost of goods sold to increase the amount of the contingent royalty liability relating to VIMOVO.

(13)	During the six months ended June 30, 2014, the Company recorded non-cash charges of $214,995 related to the increase in the fair value of the embedded derivative associated with its convertible senior notes. The loss on the derivative revaluation was primarily due to an increase in the market value of the Company’s common stock. The loss on derivative revaluation was a permanent tax difference and was not deductible for income tax reporting purposes. On June 27, 2014, the derivative liability was re-measured to a final fair value and the entire fair value of the derivative liability of $324,405 was reclassified to additional paid-in capital. As such, there was no derivative revaluation subsequent to June 2014.